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                                                                    Exhibit 10.1

                          FORM OF STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT, dated as of January ___, 2002 (this "Agreement"), by
and among [             ] (the "Stockholder"), Astral Point Communications,
Inc., a Delaware corporation (the "Company"), Alcatel, a French corporation ("Alcatel"), and Apples Acquisition Corp., a Delaware corporation and subsidiary of Alcatel ("Merger Sub"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, on the date hereof, the Stockholder owns of record and beneficially shares of Company Capital Stock, Options, Warrants and/or other securities of the Company which are convertible into or exercisable for, shares of Company Capital Stock, as set forth on Schedule I hereto (such securities, together with any other securities of the Company hereafter acquired by the Stockholder (including through the exercise of Options, Warrants or conversion of convertible securities) prior to the Termination Date (as hereinafter defined), are hereinafter collectively referred to as the "Securities");

     WHEREAS, concurrently with the execution and delivery of this Agreement, Alcatel, the Company and Merger Sub are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which, among other things, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger");

     WHEREAS, as a condition and inducement to Alcatel's willingness to enter (and to cause Merger Sub to enter) into the Merger Agreement, Alcatel has required that the Company and the Stockholder enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

        1. Differential Payment.


        (a) In the event that a transaction resulting from an Applicable Takeover Proposal (as hereinafter defined) is consummated during the Restricted Period (as hereinafter defined), then the Stockholder shall pay to Alcatel an amount (the "Differential Payment"), equal to 90% of the difference between (x) the Takeover Transaction Consideration (as hereinafter defined) paid to the Stockholder pursuant to the terms of such Applicable Takeover Proposal minus (y) the fair market value of the Merger Consideration which would have been payable to the Stockholder pursuant to the Merger Agreement.

        (b) For purposes of this Agreement:

                (i) The Merger Consideration shall be valued (A) for the portion that is comprised of ADSs, based on the average closing prices for ADSs on the NYSE, and (B) for any portion that is comprised of Alcatel Shares, based on the average closing prices of Alcatel Shares on the Euronext, each for

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                        the 20 consecutive trading days ending on and including
                        the third trading day prior to the date hereof.

                (ii) "Applicable Takeover Proposal" shall mean a Takeover Proposal that is proposed or offered during the Restricted Period.

                (iii) "Restricted Period" shall mean (A) a twelve (12) month period beginning on the Termination Date if the Merger Agreement is terminated pursuant to Sections 9.01 (e),
                        (f), or (h) of the Merger Agreement or (B) a three (3) month period beginning on the Termination Date if the Merger Agreement is terminated pursuant to Section 9.01(d) by Alcatel due to a Terminating Breach which is a willful breach of the Company.


                (iv) "Takeover Proposal" shall mean (i) any proposal for a merger, share exchange, consolidation or other business combination concerning the Company or any of its subsidiaries, (ii) any proposal or offer to the Company or any of its stockholders to acquire in any manner, directly or indirectly, any part of the assets or more than 10% of any equity securities of the Company or any of its subsidiaries, (iii) any proposal or offer with respect to any recapitalization or restructuring concerning the Company or any of its subsidiaries or
                        (iv) any proposal or offer with respect to any other transaction similar to any of the foregoing relating to the Company or any of its subsidiaries.


                (v) "Takeover Transaction Consideration" means the aggregate fair market value of all consideration payable directly or indirectly to the Stockholder in connection with any Applicable Takeover Proposal (including any equity awards or options that are outstanding as of the Termination Date and are assumed by the buyer), other than base salary, performance-based bonus, newly-issued equity incentive awards that are subject to a vesting period of more than one year and benefits, in each case, solely related to the Stockholder's employment.


                (vi) "Termination Date" shall mean the date on which the Merger Agreement shall have been terminated.


        (c) The Company shall notify Alcatel in writing, as promptly as practicable, and in any event not later than the first business day following the execution of a definitive agreement involving an Applicable Takeover Proposal or the launching of a tender offer that constitutes an Applicable Takeover Proposal, of such execution or launching. In addition, the Company shall provide Alcatel with a copy of all documents regarding such Applicable Takeover Proposal as shall be reasonably necessary for Alcatel to determine the aggregate Takeover Transaction Consideration and which shall not be used by Alcatel for any other purpose (other than in connection with any disputes arising hereunder). Such documents shall be deemed to be subject to the terms of the Confidentiality Agreement.


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        (d) Within three business days of the consummation of the transaction resulting from an Applicable Takeover Proposal (the "Applicable Takeover Proposal Closing"), the Stockholder shall transfer the Differential Payment, by wire transfer in immediately available funds, to Alcatel at such account as may be designated by Alcatel, provided, however, that if any portion of the Takeover Transaction Consideration shall be payable to the Stockholder at any time following the Applicable Takeover Transaction Closing (the "Post-Closing Payment"), the portion of the Differential Payment that is attributable to the Post-Closing Payment shall be paid by the Stockholder to Alcatel within three business days of the date that it is paid or distributed to the Stockholder. In the event that pursuant to the terms of the Applicable Takeover Proposal any portion of the Takeover Transaction Consideration shall be payable to the Stockholder in any form other than in cash (the "Non-Cash Consideration") the Stockholder shall have the option of paying Alcatel the Non-Cash Consideration portion of the Differential Payment in cash in an amount equal to the fair market value of the Non-Cash Consideration portion of the Differential Payment, as mutually determined in good faith by the Stockholder and Alcatel.

        2. Voting of Securities.

        (a) The Stockholder covenants and agrees that at any meeting of the stockholders of the Company, however called, including, without limitation, the Company Stockholders' Meeting, and in any action by written consent of the stockholders of the Company, the Stockholder will vote, or cause to be voted, all of his/her/its Securities (to the extent that such Securities carry voting rights) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger contemplated by the Merger Agreement (including, without limitation, in favor of the Company Stockholders' Proposal), as the Merger Agreement may be modified or amended from time to time (except to the extent that any amendments or modification to the Merger Agreement amends or modifies the Exchange Ratios in Section 2.06(c) in a manner that adversely affects such Stockholder), (ii) against any Takeover Proposal, and (iii) in favor of any amendment to the Company's Certificate of Incorporation or the Company By-Laws in order to carry out the terms provided in the Merger Agreement and to consummate the Merger, including any amendment to Article IV.A.4 (entitled "Liquidation") of the Company's Certificate of Incorporation, to give effect to the Exchange Ratios set forth in the Merger Agreement.


        (b) The Stockholder agrees not to deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or grant any proxy or power of attorney with respect thereto.

        (c) The Stockholder hereby irrevocably grants to, and appoints, Paul Wensel and Pascal Durand-Barthez, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact upon execution of the Irrevocable Proxy attached hereto as Exhibit A. The Stockholder understands and acknowledges that Alcatel is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the Irrevocable Proxy is given in connection with the execution of the Merger Agreement, and that such Irrevocable Proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Except as otherwise provided for herein, the Stockholder hereby (i) affirms that the Irrevocable Proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed in the Irrevocable Proxy may lawfully do or cause to be done by virtue hereof and


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(iii) affirms that such Irrevocable Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware Law.

        3. Transfer of Securities.


        (a) The Stockholder covenants and agrees that, until the earlier of (i) the consummation of the Merger, and (ii) the end of the Restricted Period, the Stockholder will not directly or indirectly (x) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Securities, or (y) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Securities; provided, however, that the Stockholder may take the actions described in clauses (x) or (y) of this Section 3(a) in connection with an Applicable Takeover Proposal so long as the obligations under Section 1 hereof shall continue in full force and effect and shall not be adversely impacted by the taking of such action.

        (b) The Stockholder agrees to submit to the Company contemporaneously with the execution of this Agreement all certificates representing the Securities (to the extent certificated) so that the Company may place the following legend on the Securities:

                "These Securities are subject to an Irrevocable Proxy in favor of Alcatel and to such additional restrictions as are set forth in that certain Stockholder Agreement dated January, ___ 2002 by and among Alcatel, the Stockholder, the Company and Merger Sub."

        (c) Notwithstanding anything to the contrary herein, the Stockholder may
(i) make a Special Distribution (as hereinafter defined), and (ii) transfer the Securities to such Stockholder's spouse, a member of such Stockholder's Immediate Family (as hereinafter defined) or a trust for the benefit of the Stockholder or a member of such Stockholder's Immediate Family (each transferee under clauses (i) and (ii) is hereinafter referred to as a "Permitted Transferee"); provided that, as a condition of such transfer, any Permitted Transferee delivers to Alcatel, prior to such transfer, a written agreement to be bound by all of the terms and conditions of this Agreement. For purposes of this Section 3(c), (x) a Stockholder's "Immediate Family" shall mean such Stockholder's grandparents, parents, spouse, siblings, children, nieces and nephews, and (y) a "Special Distribution" shall mean a distribution by a Stockholder that is a private equity fund to its partners, members and equity holders that is either (1) required (without discretion) by the terms of the applicable governing documents and agreements of such Stockholder, or (2) made in connection with the dissolution, termination or winding-up of the Stockholder.

        4. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Alcatel that the statements contained in this Section 4 are true and correct, except as set forth herein or in the disclosure schedule delivered by the Stockholder to Alcatel concurrently herewith (the "Stockholder Disclosure Schedule"), whether or not a reference to the Stockholder Disclosure Schedule appears in the representation or warranty. The Stockholder Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered paragraphs in this Section 4 and the disclosure in any paragraph shall qualify other paragraphs in this Section 4 only to the extent that it is specifically indicated in such paragraph.


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        (a) Ownership of Securities. The Stockholder is, and (subject to any modification resulting solely from the exercise of Options or Warrants, or the conversion of convertible securities, listed on Schedule 1 hereto) immediately prior to the Effective Time will be, the record and beneficial owner of the number, class and series of shares of Company Capital Stock, Options and Warrants and other securities of the Company convertible into or exercisable for the shares of Company Capital Stock set forth on Schedule I hereto, free and clear of any and all Encumbrances.

        (b) Organization; Authority Relative to This Agreement. The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. The execution and delivery of this Agreement , the Irrevocable Proxy and any certificates and documents contemplated hereby by the Stockholder (the "Stockholder Ancillary Agreements") and the consummation by the Stockholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the Stockholder Ancillary Agreements or to consummate the transactions so contemplated. The Stockholder has all necessary power and authority to execute and deliver this Agreement and the Stockholder Ancillary Agreements and to perform the Stockholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Stockholder Ancillary Agreements will be, duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement and the Stockholder Ancillary Agreements by each of the other parties hereto and thereto, constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

        (c) No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and the Stockholder Ancillary Agreements by the Stockholder do not, and the performance of this Agreement and the Stockholder Ancillary Agreements by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the organizational documents of the Stockholder, (ii) conflict with or violate any Law applicable to the Stockholder or by which any of the Stockholder's properties is bound or affected or (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Stockholder's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties is bound or affected except, in the case of clauses
(ii) and (iii), for such conflicts, breaches, violations, defaults, impairments or alterations that would not prevent or


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delay consummation of the Merger, or otherwise prevent or delay the Stockholder from performing his, her or its obligations under this Agreement. The execution and delivery of this Agreement and the Stockholder Ancillary Agreements by the Stockholder do not, and the performance of this Agreement and the Stockholder Ancillary Agreements by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and thereby will not, require any waiver, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Stockholder from performing his, her or its obligations under this Agreement.

        (d) Convertible Promissory Notes. If the Stockholder holds Convertible Promissory Notes, the Stockholder hereby waives his/her/its right to demand repayment or to convert such Convertible Promissory Notes into shares of Company Capital Stock or any other equity interest in the Company (whether in whole or in part) on or prior to the Closing, and if the Merger Agreement is terminated, until such termination becomes effective. The right to convert the Convertible Promissory Notes, as provided therein, shall terminate upon the Effective Time of the Merger.

        (e) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder, in his/her/its capacity as such.


        (f) Stockholders' Representative. The Stockholder hereby ratifies the appointment of the Stockholders' Representative as the Stockholder's true and lawful agent, proxy and attorney-in-fact pursuant to Section 10.16 of the Merger Agreement.


        (g) Escrow Indemnity Account. The Stockholder hereby acknowledges and consents to the delivery and holding of a portion of the Pro Rata Interest of the Stockholder in the Merger Consideration in the Escrow Indemnity Account pursuant to the terms of the Escrow Agreement and the Merger Agreement including, without limitation, Section 2.07 of the Merger Agreement.


        (h) Approval of Options. The Stockholder hereby acknowledges and consents to the grant to employees of the Company, on January 15, 2002, of options to purchase an aggregate of 5,200,000 shares of Common Stock of the Company at an exercise price of $0.55 per share.

        5. Notice to Alcatel. The Stockholder shall give prompt notice to Alcatel of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of the Stockholder contained in this Agreement to be untrue or inaccurate and (ii) the failure of the Stockholder materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to Alcatel.


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        6. Indemnification.


        (a) Indemnification of Alcatel. In addition to, and not in limitation of, the indemnification obligations of the Company contained in the Merger Agreement, the Stockholder hereby agrees to indemnify and hold harmless the Alcatel Indemnitees from and against any Losses, as and when incurred, based upon, arising out of or otherwise in respect of:

          (i) any misrepresentation or breach of warranty by the Stockholder contained herein or in any Stockholder Ancillary Agreement, or any claim by a third party which would constitute such a misrepresentation or breach; or

          (ii) any breach of or failure to perform any covenant or agreement by the Stockholder contained herein or in any Stockholder Ancillary Agreement, or any claim by a third party which would constitute such a breach or failure.


        (b) Reliance not an Element. The parties hereto acknowledge that reliance shall not be an element of any claim by any Alcatel Indemnitee for breach of warranty or misrepresentation under this Agreement.

        (c) General Indemnification Provisions.

          (i) For the purposes of this Section 6(c), the term "Indemnitee" shall refer to the Alcatel Indemnitee indemnified or entitled, or claiming to be entitled, to be indemnified pursuant to the provisions of Section 6(a) of this Agreement.

          (ii) The Indemnitee shall promptly give the Stockholder notice of any matter which the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Losses (whether actual or reasonably estimated), the method of computation thereof and the basis for the claim, all with reasonable particularity. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Indemnitee to collect such claim from the Stockholder so long as such failure to so notify does not materially adversely affect the Stockholder's ability to defend such claim against a third party. The obligations and liabilities of the Stockholder under this Section 6 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 6 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

              (1) if the Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Stockholder prompt notice of such Third-Party Claim and shall permit the Stockholder, at its option, to assume and control the defense and/or management of such Third-Party Claim at the Stockholder's expense and through counsel of its choice if the Stockholder gives prompt notice of its intention to do so to the Indemnitee and does so promptly thereafter;

              (2) if the Stockholder exercises its right to undertake the defense and/or management of any such Third-Party Claim, the Indemnitee shall cooperate with the Stockholder in such defense and/or management and make available to the Stockholder all


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witnesses, pertinent records, materials and information in the Indemnitee's possession or under its control relating thereto as is reasonably required by the Stockholder;

              (3) if the Stockholder does not exercise its right to undertake the defense and/or management of any Third-Party Claim as provided above, the Indemnitee may, directly or indirectly, conduct the defense and/or management of any such Third-Party Claim in any manner it reasonably may deem appropriate and at the expense of the Stockholder, and the Stockholder shall cooperate with the Indemnitee in such defense and/or management and make available to the Indemnitee all witnesses, pertinent records, materials and information in the Stockholder's possession or under its control relating thereto as is reasonably required by the Indemnitee;

              (4) the Stockholder will not consent to the entry of any judgment or enter into any settlement with respect to a Third-Party Claim (x) without the prior written consent of the Indemnitee (not to be unreasonably withheld), unless the judgment or proposed settlement involves only the payment of money damages, does not impose an injunction or other equitable relief upon the Indemnitee and could not otherwise reasonably be expected to have an adverse effect on the Indemnitee and (y) unless the consent or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of an unconditional release from all liability in respect of the Third-Party Claim;

              (5) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to a Third-Party Claim without the prior written consent of the Stockholder (not to be unreasonably withheld), unless the Stockholder fails to assume the defense and/or management of the Third-Party Claim in accordance with this Section 6(c) and then only if such consent or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Stockholder of an unconditional release from all liability in respect of the Third-Party Claim; and

              (6) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other monetary payments, the Indemnitee shall have the right, at its own cost and expense, to participate in the defense of the Third-Party Claim.


        (d) Certain Limits on Indemnification.

          (i) For purposes of this Section 6, the amount of any Losses shall be determined (A) without giving effect to any other materiality or similar qualification contained in any representation, warranty or covenant herein and
(B) net of any tax benefits realized by the Alcatel Indemnitees as a direct result of such Loss.

          (ii) Each Alcatel Indemnitee shall have the obligation to take commercially reasonable efforts to mitigate any Losses.

          (iii) Subject to the clauses (x) and (y) of this Section 6(d)(iii), no claim under this Section 6 shall be made after the expiration of the Survival Period, provided, however, that (x) if written notice of a claim is made prior to the expiration of the Survival Period, then the


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relevant representation, warranty or covenant shall survive as to such claim only until the claim has been finally resolved, and (y) claims on account of a misrepresentation or breach of a warranty contained in Section 4(a) hereof (a "Title Breach") may be made indefinitely.

          (iv) If there is a final determination that an indemnity payment made pursuant to this Section 6 is taxable to the Alcatel Indemnitee, the Alcatel Indemnitee shall be entitled to such additional amounts as will result in the Alcatel Indemnitee receiving on an after-tax basis the amount of indemnity to which it is entitled.


        (e) The indemnification provided in this Section 6 shall be the sole and exclusive remedy following the consummation of the Merger available to the Alcatel Indemnitees against the Stockholder or any of his/her/its respective affiliates for any claim under this Agreement or any of the Stockholder Ancillary Agreements, other than in connection with claims (x) for fraud or intentional misrepresentation, or (y) as provided in the Merger Agreement.

        (f) Satisfaction of Indemnification Obligations.

          (i) The sole recourse and exclusive remedy that the Alcatel Indemnitees have to satisfy post-Closing claims for indemnification pursuant to
Section 6(a) shall be the Escrow Indemnity Account established pursuant to the Escrow Agreement, other than for a Title Breach or in connection with claims for fraud or intentional misrepresentation.

          (ii) Subject to Section 6(d) and in compliance with the terms of the Escrow Agreement, the Alcatel Indemnitees shall, in satisfaction of any claims for indemnification arising under Section 6(a) above as a result of a Title Breach, be entitled to receive and, as applicable, shall first seek to recover any Loss (x) from the Escrow Indemnity Account, such number of ADSs, using the valuation which is set forth in Section I.3(d) of that certain form of Escrow Agreement attached as Exhibit E to the Merger Agreement (provided, however, that the amount of ADSs recoverable from the Escrow Indemnity Account with respect to such Loss under this clause (x) shall in no event exceed the Stockholder's Pro Rata Interest of the Escrow Indemnity Account), calculated using the same convention used to calculate the value of Losses in clause (x) above, and (y) following the termination of the time period during which claims can be made against the Escrow Indemnity Account, following the depletion of the Escrow Indemnity Account or after reaching the maximum amount payable from the Escrow Indemnity Account as provided in the parenthetical in clause (x) immediately above (whichever occurs first), and with respect to satisfaction of any indemnification obligation of the Stockholder arising under Section 6(a) with respect to a Title Breach, cash from the Stockholder; provided, further, that the aggregate amount of the indemnification payable by the Stockholder under
Section 6(f)(ii)(y) shall be limited to an amount equal to (A) the value of the aggregate Merger Consideration that the Stockholder is entitled to receive under the Merger Agreement (valued pursuant to Section 1(b)(i) of this Agreement, minus (B) the value of any ADSs which shall have been actually received by the Alcatel Indemnitees with respect to a Title Breach by the Stockholder under
Section 6(f)(ii)(x)).

        7. Public Announcements. The Stockholder shall not make any press release or otherwise make any public statement with respect to the Merger or this Agreement without the prior consent of Alcatel, which consent shall not be unreasonably withheld or delayed; provided,


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however, that the Stockholder may, without the prior consent of Alcatel, issue such press release or make such public statement as may upon the advice of counsel be required by law or applicable stock exchange regulation if it has used all commercially reasonable efforts to consult with Alcatel.

        8. Specific Performance and Injunction. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that the parties shall be entitled to a preliminary and permanent injunction or injunctions to prevent breaches, or threatened breaches, of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the need to post bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

        9. Covenants as to Convertible Promissory Notes and Preferred Stock.


        (a) At or promptly following the Closing, Alcatel shall pay, or cause to be paid, the aggregate amount of principal and interest of the Convertible Promissory Notes held by such Stockholder in ADSs in such number as is equal to the result of (x) the aggregate amount of principal and interest of the Convertible Promissory Notes divided by (y) the average of the last reported sales prices of the ADSs on the NYSE during the (20) consecutive trading days ending on and including the third trading day prior to the Effective Time.

        (b) The Stockholder agrees not to (i) convert any of the Securities, which are either Series A Preferred or Series B Preferred, into shares of common stock of the Company on or prior to June 30, 2002, or (ii) elect to exercise, on or prior to June 30, 2002, any of its rights to receive any of the benefits of
Section 6G of Article Fourth of the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

        10. Fiduciary Duties. The Stockholder is signing this Agreement solely in the Stockholder's capacity as an owner of his/her/its Securities, and nothing herein shall prohibit, prevent or preclude the Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

        11. Termination. This Agreement and the Irrevocable Proxy, other than Sections 1, 3, 4, 6 (only to the extent provided below), 7, 8 and 12 hereof, shall terminate and be of no further force or effect simultaneously with the earlier of (1) such time as the Merger Agreement shall have been terminated pursuant to the terms thereof, or (2) the date on which the Company Board shall have (i) withdrawn, qualified or modified or proposed to withdraw, qualify or modify, in a manner adverse to Alcatel, its approval or recommendation of the Company Stockholders' Proposal by the Company Board, (ii) approved or recommended, or proposed to approve or recommend, a Superior Proposal, or (iii) caused the Company to enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Superior Proposal, each in accordance with the terms of Section 6.03(c) of the Merger Agreement. Section 1 of this Agreement shall remain in full force and effect until the obligations thereunder are satisfied; Section 3 shall remain in effect until the earlier of (x) the end of the Restricted Period, (y) the consummation of the Merger and (z) the termination of the

Merger Agreement in accordance with its terms, other than pursuant to Sections 9.01(d), (e), (f) or (h) thereof; Section 4 and, if the Merger is consummated,
Section 6, shall remain in full force and effect until the expiration of the Survival Period or for as long as a claim for Losses is pending so long as such claim had been made during the Survival Period, subject to clauses (x) and (y) of Section 6(d)(iii) of this Agreement; and Section 12 shall remain in full force and effect until all the Sections of this Agreement are terminated.

        12. Miscellaneous.


        (a) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date received if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address, which shall be effective upon receipt), or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

                             If to Alcatel or Merger Sub:
                                      Alcatel
                                      54, rue la Boetie
                                      75008 Paris, France
                                      Fax No.:  011-331-4076-1435
                                      Attention:  General Counsel

                             With a copy to:

                                      Proskauer Rose LLP
                                      1585 Broadway
                                      New York, New York 10036
                                      Fax No.:  (212) 969-2900
                                      Attention: Stanley Komaroff, Esq.

                             If to the Stockholder:




                                      Fax No.:
                                      Attention:


        (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (c) This Agreement, including the Stockholder Disclosure Schedule and the Stockholder Ancillary Agreements, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto stating that it constitutes an amendment hereto.

        (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        (e) Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Alcatel may assign this Agreement to any direct or indirect wholly owned subsidiary of Alcatel without consent of any other party.

        (f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

        (g) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        (i) Each of the parties hereto (i) consents to submit itself to the non-exclusive personal jurisdiction of any federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                           [Signature Page to follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.



                                     ALCATEL


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:



                                     ASTRAL POINT COMMUNICATIONS, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     [                     ]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:



                                     APPLES ACQUISITION CORP.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I



                          DESCRIPTION OF THE SECURITIES

Security                                                     Number of Shares
--------                                                     ----------------




                         STOCKHOLDER DISCLOSURE SCHEDULE

                                IRREVOCABLE PROXY


     Reference is made to the Stockholder Agreement (the "Stockholder Agreement"), by and among the undersigned, Astral Point Communications, Inc., a Delaware corporation (the "Company"), Alcatel, a French corporation ("Alcatel") and Apples Acquisition Corp., a Delaware corporation and a subsidiary of Alcatel. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Stockholder Agreement.

     The Stockholder hereby irrevocably appoints and constitutes each of Pascal Durand-Barthez and Paul Wensel, who are duly authorized representatives of Alcatel, and each of them (collectively, the "Proxyholders"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to the Securities, on or after the date hereof and prior to the date this proxy terminates, to vote the Securities as follows.

     The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Securities) of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise (to the extent that such Securities carry voting rights) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger contemplated by the Merger Agreement (including, without limitation, in favor of the Company Stockholders' Proposal (as hereinafter defined)), as the Merger Agreement may be modified or amended from time to time, (ii) against any Takeover Proposal, and (iii) in favor of any amendment to the Company's Certificate of Incorporation or the Company By-Laws in order to carry out the terms provided in the Merger Agreement and to consummate the Merger, including any amendment to Article IV.A.4 (entitled "Liquidation") of the Company's Certificate of Incorporation to give effect to the Exchange Ratios set forth in the Merger Agreement. The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Securities (to the extent that such Securities carry voting rights) on all such other matters. For purposes of this proxy, the "Company Stockholders' Proposal" shall mean the approval and adoption of the Merger Agreement, the Merger, any ancillary agreements delivered in connection therewith and the other transactions contemplated thereby by the stockholders of the Company in accordance with applicable law and the Company's Certificate of Incorporation.

     The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Stockholder Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in the Company held by Stockholder. This proxy will terminate as set forth in Section 11 of the Stockholder Agreement.

     Upon the execution hereof, all prior proxies given by the undersigned with respect to the Securities on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the stockholders of the Company.


                                                 [Signature Page to follow]

     This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated:  January   , 2002



                                           [               ]



                                           By:
                                              ----------------------------------